UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        December 6, 2005
                                                 -------------------------------


                              Pharmion Corporation
                              --------------------
             (Exact name of registrant as specified in its charter)



           Delaware                   000-50447               84-1521333
 ----------------------------     ----------------        ------------------
 (State or other jurisdiction     (Commission File           (IRS Employer
      of incorporation)                Number)            Identification No.)


2525 28th Street, Boulder, Colorado                             80301
--------------------------------------------------        -----------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code          720-564-9100
                                                   -----------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
--------------------------------------------------------------------------------

Item 1.01 Entry into a Material Definitive Agreement.

               On December 6, 2005, the Board of Directors of Pharmion Corporation (the "Company"), upon the recommendation of its Compensation Committee, approved the acceleration of the vesting of certain "out-of-the-money" unvested incentive and non-qualified stock options granted to employees of the Company prior to April 1, 2005 with option exercise prices equal to or greater than $21.00 per share. This acceleration is effective as of December 6, 2005 and represents options exercisable for a total of 839,815 shares of the Company's common stock, including a total of 275,941 shares of the Company's common stock underlying options held by "named executive officers" of the Company as identified in the Company's Proxy Statement dated April 29, 2005. All other terms and conditions applicable to outstanding stock option grants remain in effect.

               The Board of Directors made the decision to approve the acceleration of the vesting of the affected stock options described above primarily to reduce the non-cash compensation expense that would have been recorded in future periods, following the effectiveness of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123 (Revised 2004) ("FAS 123(R)"). FAS 123(R) will require the Company to treat its unvested stock options as an expense. Pursuant to Securities and Exchange Commission Rule 4-01(a) of Regulation S-X, the Company is required to adopt FAS 123(R) beginning in the first fiscal quarter of 2006. As a result of the acceleration of the vesting of the options described above, the Company estimates that it will eliminate approximately $16 million of future non-cash compensation expense (before tax) over the period during which the stock options would have vested.

               This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, discussion relative to markets for our products and trends in revenue, gross margins and anticipated expense levels, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect" and "intend" and other similar expressions. All statements regarding our expected financial position and operating results, business strategy, financing plans, forecast trends relating to our industry are forward-looking statements. These forward-looking statements are subject to business and economic risks and uncertainties, and our actual results of operations may differ materially from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth under "Factors Affecting our Business Conditions" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. As a result, you should not place undue reliance on these forward-looking statements. We undertake no obligation to revise these forward-looking statements to reflect future events or developments.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PHARMION CORPORATION


Date:  December 8, 2005                 By:  /s/ Erle T. Mast
                                            ------------------------------------
                                            Name:  Erle T. Mast
                                            Title:  Chief Financial Officer